Exhibit 99.3

CAPNIA, INC.

Offer to Exchange

Series C Warrants to purchase shares of Common Stock

for

the Exercise of Series B Warrants to purchase shares of Common Stock for Cash

(CUSIP No. 14066L113)

[            ], 2015

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [            ], 2015, UNLESS EXTENDED OR EARLIER TERMINATED BY US (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS FOR EXERCISE FOR CASH AND EXCHANGE MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

This letter relates to the offer by Capnia, Inc. (the “Company”) to issue Series C Warrants (the “Series C Warrants”) to purchase shares of the Company’s Common Stock (the “Common Stock”) in exchange for the exercise of the Series B Warrants to purchase shares of Common Stock for cash (the “Exchange Offer”). The Series C Warrants will be exercisable for the number of shares of Common Stock issued upon the exercise of the Series B Warrants pursuant to the Exchange Offer. The terms and conditions of the Exchange Offer are set forth in the prospectus dated [            ], 2015, as filed with the Securities and Exchange Commission (as may be amended or supplemented, the “Prospectus”), a copy of which accompanies this letter, and the letter of transmittal (as each may be amended or supplemented from time to time) (collectively, the “Offer Documents”). Certain terms used and not defined herein shall have the respective meanings ascribed to them in the Prospectus.

This material is being forwarded to you as the beneficial owner of the Series B Warrants held by us for your account but not registered in your name. A TENDER FOR EXERCISE OF SUCH SERIES B WARRANTS FOR CASH AND EXCHANGE MAY ONLY BE MADE BY US AS A PARTICIPANT IN THE DEPOSITORY TRUST COMPANY PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender for exercise for cash and exchange on your behalf the Series B Warrants held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offer Documents. You may only tender your Series B Warrants by book-entry transfer of the Series B Warrants into the Exchange Agent’s account at The Depository Trust Company. We urge you to read carefully the applicable Offer Documents, including the documents incorporated by reference therein, and the related letter of transmittal before instructing us to tender your Series B Warrants for cash exercise and exchange. IF YOU ARE NOT AN UNITED STATES RESIDENT, YOU MAY NOT PARTICIPATE IN THE EXCHANGE OFFERS EXCEPT IN COMPLIANCE WITH ANY APPLICABLE RULES OR REGULATIONS OF ANY APPLICABLE COUNTRY OR JURISDICTION. Copies of the Offer Documents (including the related letter of transmittal) may be requested directly from D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, Toll-Free Phone Number: (800) 814-4284.

IF YOU WISH TO TENDER SERIES B WARRANTS FOR EXERCISE FOR CASH AND EXCHANGE PURSUANT TO THE EXCHANGE OFFER YOU MUST DELIVER THE AGGREGATE CASH EXERCISE PRICE FOR SUCH SERIES B WARRANTS TO THE EXCHANGE AGENT, PURSUANT TO THE TERMS OF THE OFFER DOCUMENTS, PRIOR TO THE EXPIRATION DATE.

Your instructions should be returned to us as promptly as possible in order to permit us to tender the Series B Warrants for exercise for cash and exchange on your behalf prior to the Expiration Date and in accordance with the provisions of the Exchange Offer. Any Series B Warrants tendered for exercise for cash and exchange pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Series B Warrants.

2. The Exchange Offer is subject to certain conditions. See the section of the Prospectus captioned “General Terms of the Exchange Offer—Conditions of the Exchange Offer.”

3. The Company will pay or cause to be paid any transfer taxes incident to the transfer of the Series B Warrants to us.

If you wish to have us tender your Series B Warrants for exercise for cash and exchange pursuant to the Exchange Offer, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

Very truly yours,

INSTRUCTIONS TO THE DEPOSITORY TRUST COMPANY PARTICIPANT

The undersigned acknowledge(s) receipt of your letter relating to the Exchange Offer with respect to the Series B Warrants.

This will instruct you to tender for exercise for cash and exchange the Series B Warrants held by you or for the account or benefit of the undersigned for that number of shares of Common Stock underlying such Series B Warrants set forth below in the column labeled “Aggregate Number of Shares of Common Stock Underlying Series B Warrants to be Tendered for Exercise for Cash and Exchange” (or, if no amount is indicated below, for all of the shares of Common Stock underlying such Series B Warrants) upon the terms and subject to the conditions set forth in the Offer Documents.

DESCRIPTION OF SERIES B WARRANTS TO BE TENDERED FOR CASH EXERCISE AND EXCHANGE

☐	Please do not tender for cash exercise and exchange any Series B Warrants held by you for my account.

☐	Please tender the Series B Warrants held by you for my account as indicated below:

Aggregate Number of Common Shares Underlying Series B Warrants	CUSIP	Aggregate Number of Shares of Common Stock Underlying Series B Warrants to be Tendered for Exercise for Cash and Exchange

14066L113

ALL HOLDERS, PLEASE COMPLETE THE FOLLOWING: Dated:             , 2015

Signature(s):

Print Name(s) and Title here:

Print Address(es):

(Include Zip Code)

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Series B Warrants held by us for your account will be tendered for exercise for cash and exchange in the Exchange Offer unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender for exercise for cash and exchange the Series B Warrants held by us for your account for all of the shares of Common Stock underlying such Series B Warrants.

The cash exercise price for exercising the Series B Warrants in the Exchange Offer must be delivered to the Exchange Agent, pursuant to the terms of the Offer Documents, prior to the Expiration Date.